UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 5, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2006, Michael Smith joined Memory Pharmaceuticals Corp. (the "Registrant"), as Vice President of Business Development. Under an employment letter agreement between the Registrant and Mr. Smith, dated May 3, 2006, which is for an unspecified term, Mr. Smith is entitled to an initial base salary of $250,000, a one-time signing bonus of $50,000 (the "One-time Bonus"), and an initial stock option grant to purchase 150,000 shares of the Registrant’s common stock, vesting over four years in quarterly installments, as well as a subsequent grant of stock options to purchase 100,000 shares of the Registrant’s common stock, to be issued not later than October 1, 2006. Mr. Smith is also entitled to receive annual bonus payments that depend on the Registrant’s performance and his individual performance, in each case, as determined by the Registrant’s Board of Directors. In the event that the Registrant terminates Mr. Smith’s employment without Cause (as defined in the agreement) or for Good Reason (as defined below), he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for up to one year. For purposes of this agreement, Good Reason means the termination by Mr. Smith of his employment with the Registrant within 18 months after a Change in Control (as defined in the agreement) or the sale of a majority of the Registrant’s assets, obligations or business, provided such termination occurs within three months after: (i) a material diminution in Mr. Smith’s responsibilities, (ii) Mr. Smith no longer reports to the Registrant’s Chief Executive Officer, (iii) Mr. Smith’s principal work location changes by more than 50 miles from the Registrant’s current principal offices, or (iv) the Registrant reduces Mr. Smith’s base salary, unless such reduction is pursuant to a plan and as a consequence the base salaries of all of the Company’s executives are similarly reduced. Under this agreement, Mr. Smith is entitled to reimbursement for relocation expenses of up to $150,000 including a gross-up payment for taxes incurred by him in connection with this payment (the "Relocation Allowance"). If Mr. Smith resigns or his employment is terminated for Cause within 18 months of Mr. Smith’s start date, he will be required to repay the One-time Bonus and the Relocation Allowance.

The foregoing description of Mr. Smith’s employment letter agreement is qualified in its entirety by reference to the full text of the employment letter agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Letter Agreement dated as of May 3, 2006, between Michael Smith and the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

July 5, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter Agreement dated as of May 3, 2006, between Michael Smith and the Registrant.